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THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN
ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL
ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL
ADVISOR.

IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDING OF SHARES (AS
DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO
THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS
EFFECTED, FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.
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                         NOTICE OF GUARANTEED DELIVERY
                  FOR TENDER OF SHARES OF CLASS A COMMON STOCK
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                                       OF

                                GIANT FOOD INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                               DATED MAY 19, 1998
                                       BY

                             KONINKLIJKE AHOLD N.V.
                                 (ROYAL AHOLD)

     As set forth under "Section 3. Procedures for Tendering Shares" in the Offer to Purchase dated May 19, 1998 and any supplements or amendments thereto
(the "Offer to Purchase"), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates ("Share
Certificates") representing shares of Class A Common Stock, par value $1.00 per share ("Shares"), of Giant Food Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit Share
Certificates and all other required documents to reach The Bank of New York (the
"Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or mail or sent by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution. See the Guaranteed Delivery
Procedures described in the Offer to Purchase under "Section 3. Procedures for Tendering Shares". Certain terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

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
             By Mail:                   Facsimile Transmission:         By Hand or Overnight Courier:
                                    (for Eligible Institutions Only)
   Tender & Exchange Department              (212) 815-6213              Tender & Exchange Department
          P.O. Box 11248                                                      101 Barclay Street
      Church Street Station                                               Receive and Deliver Window
  New York, New York 10286-1248                                            New York, New York 10286

                           For Information Telephone:
                                 (800) 507-9357
                            ------------------------

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH
ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signature. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (municipality Zaanstad) (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under "Section 3. Procedures for Tendering Shares".

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
Number of Shares: ---------------------------------         Name of Record Holder(s) -----------------------

Certificate No.(s) (if available): ------------------       -----------------------------------------------------

-----------------------------------------------------       -----------------------------------------------------

If Shares will be tendered by book-entry transfer           Address: --------------------------------------------
  check box:                                                -----------------------------------------------------

[ ] The Depositary Trust Company                            Area Code and Tel. No: ---------------------------

Account Number: ----------------------------------          Signature(s): ---------------------------------------

Transaction Code Number: ------------------------           Dated: ----------------------------------------------
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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, an escrow agent under an escrow agreement or a trustee under a trust, hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, the Share Certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the Letter of Transmittal) with any required signature guarantees and any other required documents, all within three American Stock Exchange trading days after the date hereof.

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
Name of Firm, Agent or Trustee: -----------------           -----------------------------------------------------
                                                                           (AUTHORIZED SIGNATURE)

-----------------------------------------------------       Name: ----------------------------------------------
                                                                           (PLEASE TYPE OR PRINT)

Address: --------------------------------------------       Title:
                                                            -----------------------------------------------
                                           (ZIP CODE)

Area code and Tel. No.: ---------------------------         Dated: ----------------------------------------------

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.